                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                              (THE "CORPORATION")


          The undersigned acting as incorporators of a corporation under the Delaware General Corporation Law, adopt the following Certificate of
Incorporation:

          ARTICLE 1.  CORPORATE TITLE.  The name of the corporation is New
                      ---------------
Hampshire Thrift Bancshares, Inc.

          ARTICLE 2.  REGISTERED OFFICE.  The address of the Corporation's
                      -----------------
initial registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the initial registered agent at such address is The Corporation Trust Company.

          ARTICLE 3.  DURATION.  The duration of the Corporation is perpetual.
                      --------

          ARTICLE 4.  PURPOSE AND POWERS.  The purpose for which the Corporation
                      ------------------
is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          ARTICLE 5.  CAPITAL STOCK.  The total number of shares of all classes
                      -------------
of the capital stock which the Corporation has the authority to issue is 7,500,000, of which 5,000,000 shall be common stock, par value $0.01 per share, and of which 2,500,000 shall be preferred stock, par value $0.01 per share.
The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders except as otherwise provided in this Article 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

          No shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Corporation other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

          Nothing contained in this Article 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share:
Provided, that this restriction on voting separately by class or series shall
- --------
not apply:

          (i) to any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) to any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Corporation with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Corporation if the preferred stock is exchanged for securities of such other corporation; and

          (iii) to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this
                Article 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving corporation in a merger or consolidation for the Corporation, shall not be considered to be such an adverse change.

          A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

          A. COMMON STOCK. Except as provided in this Article 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

          In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation's debts and liabilities; and (ii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Corporation.

          B. PREFERRED STOCK. The board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          1. the distinctive serial designation and the number of shares constituting such series;

          2. the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          3. the voting powers, full or limited, if any, of shares of such series;

          4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

          6. whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          8. the price or other consideration for which the shares of such series shall be issued; and

          9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

          Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

          ARTICLE 6.  PREEMPTIVE RIGHTS.  Holders of the capital stock of the
                      -----------------
Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.

          ARTICLE 7.  APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE
                      ----------------------------------------------------------
CONTROL.  The provisions of this Article 7 shall  become effective upon Lake
- -------
Sunapee Savings Bank (the "Bank") becoming a wholly-owned subsidiary of the Corporation. In the event that thereafter the Bank (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this
Article 7 shall thereupon cease to be effective.

          SUBSECTION 1.  FIVE-YEAR RESTRICTIONS ON ACQUISITIONS OF CONTROL AND
                         OFFERS TO ACQUIRE CONTROL.

          For a period of five years after the date of incorporation no Person shall acquire control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose. The terms "Person", "Control" and "Offer" as used in this Article 7 are defined in subsection 5 hereof.

          SUBSECTION 2.  SHAREHOLDER VOTE AND REGULATORY APPROVAL REQUIRED FOR
                         ACQUISITION OF CONTROL AT ANY TIME.

          No Person shall acquire Control of the Corporation at any time, unless such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Stock (as defined in subsection 5 hereof) at a duly constituted meeting of shareholders called for such purpose; provided, however, that this provision shall not apply if such acquisition of Control has been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto all federal regulatory approvals required under the Change in Savings and Loan Control Act (the "Control Act") and the Savings and Loan Holding Company Act (the "Holding Company Act"), or any successor provisions of law, and in the manner provided by all applicable regulations of the Federal Savings and Loan Insurance Corporation (the "FSLIC"). In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 7 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

          SUBSECTION 3.  EXCESS SHARES.

          In the event that Control of the Corporation is acquired in violation of this Article 7, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 5 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article 7. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or (iv) be transferable, except with the approval of the board of directors or by an independent trustee appointed by the board of directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the "beneficial owner" (as defined in Article 8, section C, subsection 3, hereof) of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
(iii) third, to the Corporation as to any remaining balance.

          SUBSECTION 4.  APPROVAL REQUIRED FOR OFFERS TO ACQUIRE CONTROL AFTER
                         FIVE YEARS.

          After five years from the date of incorporation no Person shall make any Offer to acquire Control of the Corporation, if the common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

          1. The Offer shall have been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose, or

          2. The Person proposing to make such Offer shall have obtained approval from the FSLIC, pursuant to the Control Act, the Holding Company Act, or any successor provisions of law, to acquire control of the Corporation.

          SUBSECTION 5.  CERTAIN DEFINITIONS.

          For purposes of this Article 7:

               A. "Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of,
                  10
                  percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "Control."

               B. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a "Group Acting in Concert" shall not include the board of directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

               C. "Offer" means every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request invitation for tender of, Voting Stock.

               D. "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

               E. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          SUBSECTION 6.  INAPPLICABILITY OF PUBLIC OFFERING.

          This Article 7 shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities.

          SUBSECTION 7.  REFERENCES TO FSLIC.

          In the event that the accounts of the Bank (or any successor institution) become insured by the Federal Deposit Insurance Corporation ("FDIC") in lieu of the FSLIC, all references in this Article 7 to the FSLIC shall be deemed to refer to the FDIC, and related references to the Control Act and the Holding Company Act shall be deemed to be references to applicable statutes relating to banks, the accounts of which are insured by the FDIC.

          ARTICLE 8.  CERTAIN BUSINESS COMBINATIONS.
                      -----------------------------

          A.   VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

               1. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to
                  ---------------------------------------------
                  any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in section B of this Article 8:

                      (a) any merger or consolidation of the Corporation or any
                          Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or
                          (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                      (b) any sale, lease, exchange, mortgage, pledge, transfer
                          or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                      (c) the issuance or transfer by the Corporation or any
                          Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                      (d) the adoption of any plan or proposal for the
                          liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                      (e) any reclassification of securities (including any
                          reverse stock split), or
                          recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                    shall require the affirmative vote of (A) the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class and (B) the holders of at least a majority of the Voting Stock, voting together as a single class, excluding for purposes of calculating both the affirmative vote and the number of outstanding shares of Voting Stock all shares of Voting Stock of which the beneficial owner is an Interested Shareholder or any Affiliate of an Interested Shareholder referred to in clauses (a) through (e) in this paragraph 1. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

               2.   DEFINITION OF "BUSINESS COMBINATION." The Combination" as
                    -----------------------------------
                    used in this Article 8 shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subsection 1 of this section A.

          B. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of section A of this Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following subsections 1 and 2 are met:

               1. APPROVAL BY CONTINUING DIRECTORS. The Business Combination
                  --------------------------------
                  shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

               2. PRICE AND PROCEDURE REQUIREMENTS. All of the following
                  conditions shall have been met:

                    (a) The aggregate amount of the cash and the Fair Market
                        Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                        (i) (if applicable) the highest per share price
                            (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) the date on which the Interested Shareholders became an Interested Shareholder (the "Determination Date"), whichever is higher; or

                       (ii) the Fair Market Value per share of common stock on
                            the Announcement Date or on the Determination Date, whichever is higher.

                    (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subsection 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                         (i) (if applicable) the highest per share price
                             (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) the Determination Date, whichever is higher;

                        (ii) (if applicable) the highest preferential amount per
                             share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                       (iii) The Fair Market Value per share of such class of
                             Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    (c) The consideration to be received by holders of a
                        particular class of Voting Stock (including common stock) in the Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it.

                    (d) After the Determination Date and prior to the
                        consummation of such Business Combination: (i) there shall have been (A) no reduction in the annual rate of dividends paid on the capital stock (except as necessary to reflect any subdivision of the capital stock), except as approved by a majority of the board of directors, and
                        (B) an increase in such annual rate of dividends necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such rate is approved by a majority of the Continuing Directors; and (ii) such Interested Shareholder shall have not become the beneficial owner of any additional share of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                    (e) After such Interested Shareholder has become an
                        Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f) A proxy or information statement describing the proposed
                        Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          C.   CERTAIN DEFINITIONS.  For the purposes of this Article 8:

          1. A "person" shall mean any individual, firm, corporation or other entity.

          2. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (a) is the beneficial owner, directly or indirectly, of more than
                   10% of the voting power of the outstanding Voting Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to any shares of
                   Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3.   A person shall be a "beneficial owner" of any Voting Stock:

               (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (b) which such person or any of its Affiliates or Associates has
                   (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

               (c) which are beneficially owned, directly or indirectly, by any other person with whom such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          4. For the purposes of determining whether a person is an Interested Shareholder pursuant to subsection 2 of this section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection 3 of this section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the
                            --------  -------
               definition of Interested Shareholder set forth in subsection 2 of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          7. "Continuing Director" means any member of the board of directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors of the Corporation.

          8.   "Fair Market Value" means:

               (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith; and

               (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the Corporation in good faith.

          D. POWERS OF THE BOARD OF DIRECTORS. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

          E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

          F. AMENDMENT. In addition to any affirmative vote required by law or this certificate of incorporation, no amendment, addition, alteration, change or repeal of this Article 8 shall be made unless such is first proposed by the board of directors and thereafter approved by the shareholders by no less than 75% of the total votes eligible to be cast at a legal meeting.

          ARTICLE 9.  CRITERIA FOR EVALUATING CERTAIN OFFERS.  The board of
                      --------------------------------------
directors of the Corporation, when evaluating any offer to (i) make a tender or exchange offer for the common stock of the Corporation, (ii) merge or consolidate the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the economic effects of acceptance of such offer on (a) depositors, borrowers and employees of the insured institution, subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (b) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations.

          ARTICLE 10.  ANTI-GREENMAIL.  Any direct or indirect purchase or other
                       --------------
acquisition by the Corporation of any Voting Stock (as defined in Article 8 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner (as defined in Article 8 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Stock, where the board of directors has determined that the purchase price per share of the Voting Stock does not exceed the fair market value of the Voting Stock. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the Voting Stock from a Significant Shareholder.

          For the purposes of this Article 10, "Significant Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

          ARTICLE 11.  DIRECTORS.  The Corporation shall be under the direction
                       ---------
of a board of directors. The board of directors shall consist of not less than seven directors nor more than 15 directors. The number of directors within this range shall be as stated in the Corporation's bylaws, as may be amended from time to time, and shall initially consist of 10 directors. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

          The classification shall be such that the term of one class shall expire each succeeding year. The Corporation's board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I initially consisting of four directors, Class II initially consisting of three directors and Class III initially consisting of three directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws. The names and addresses of those persons of each class to serve on the initial board of directors shall be as follows:

CLASS I:  TERMS OF OFFICE EXPIRE AT 1990 ANNUAL MEETING OF SHAREHOLDERS:
- -----------------------------------------------------------------------

          NAME                           ADDRESS
          ----                           -------

Stephen W. Ensign              The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

Dennis A. Morrow               The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

Perry R. Smith                 The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

Kenneth D. Weed                The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

CLASS II:  TERMS OF OFFICE EXPIRE AT 1991 ANNUAL MEETING OF SHAREHOLDERS:
- ------------------------------------------------------------------------

          NAME                           ADDRESS
          ----                           -------

Cleon L. Johnson, Jr.          The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

John A. Kelley, Jr.            The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

Priscilla W. Ohler             The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

CLASS III:  TERMS OF OFFICE EXPIRE AT 1992 ANNUAL MEETING OF SHAREHOLDERS:
- -------------------------------------------------------------------------

          NAME                           ADDRESS
          ----                           -------

John E. Johannessen            The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

John J. Kiernan                The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037

Stephen R. Theroux             The Carriage House
                                    P.O. Box 37
                                    New London, NH  03257-0037


          Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

          ARTICLE 12.  CALL OF SPECIAL MEETINGS.  Special meetings of the
                       ------------------------
shareholders for any purpose or purposes may be called at any time only by the chairman of the board or the president of the Corporation, or a majority of the board of directors of the Corporation.

          ARTICLE 13.  BYLAWS.  The board of directors or the shareholders may
                       ------
from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

          ARTICLE 14.  AMENDMENT OF CHARTER.  Except as otherwise provided in
                       --------------------
this certificate of incorporation or as otherwise required by law, no amendment, addition, alteration, change or repeal of this certificate of incorporation shall be made, unless such is first proposed by the board of directors of the Corporation, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting.

          ARTICLE 15.  INCORPORATORS.  The name and address of each incorporator
                       -------------
are as follows:

          NAME                           ADDRESS
          ----                           -------

J. L. Austin                   1209 Orange Street
                                    Wilmington, Delaware 19801
V. A. Brookens                 1209 Orange Street
                                    Wilmington, Delaware 19801